EXHIBIT 10.41

WAIVER AND AMENDMENT

TO PROMISSORY NOTE

THIS WAIVER AND AMENDMENT to the Insite Vision Incorporated (the “Maker”) Note to the order of                      (“Holder”) dated                          for an aggregate principal amount of                         , attached hereto as Exhibit A, (the “Note”), is made by and among the Maker and Holder, effective as of                         .

RECITALS.

WHEREAS, Section 7 of the Note provides that the Holder may waive any term of the Note and such waiver must be made in writing.

WHEREAS, the Holder wishes to waive certain terms of Section 5 of the Note.

WHEREAS, the Holder wishes to amend Section 3 of the Note.

NOW, THEREFORE, the Holder waives certain terms of Section 5 and amends Section 3 of the Note as follows:

1. Waiver.

The Holder waives its right, pursuant to Section 5 of the Note, to receive the payment that was due and payable by the Maker upon the closing by the Maker of a debt or equity financing equal to $200,000.00 or greater.

2. Modification of Section 3. Section 3 of the Note is hereby amended in its entirety as follows:

“Due Date. Unless earlier accelerated pursuant to the terms hereof, this Note shall mature and the outstanding principal balance of this Note together with all accrued interest hereunder shall become due and payable in a lump sum on                                 .”

3. Effect of Amendment. Except as expressly modified by this Waiver and Amendment, the Note shall remain unmodified and in full force and effect.

4. Further Assurances. The parties agree to execute such further instruments, agreements and documents and to take such further action as may reasonably be necessary to carry out the intent of this Waiver and Amendment.

5. Governing Law. This Waiver and Amendment shall be construed in accordance with the laws of the State of California without resort to that State’s conflict-of-laws rules.

6. Counterparts. This Waiver and Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

7. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Note.

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IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment as of the date first above written.

HOLDER By: Name (print):

INSITE VISION INCORPORATED By: Name (print): Title: